News Release

Cenveo Announces Fourth Quarter and
Full Year 2013 Results

4th Quarter Net Sales of $509.9 million
4th Quarter Adjusted EBITDA of $52.1 million
4th Quarter Adjusted EBITDA Margin of 10.2%
Integration of National Envelope Assets on Schedule

STAMFORD, CT – (February 26, 2014) – Cenveo, Inc. (NYSE: CVO) today announced results for the three months and full year ended December 28, 2013.

The Company generated net sales of $509.9 million for the three months ended December 28, 2013, compared to $437.7 million for the same period last year, an increase of 16.5%. The Company generated net sales of $1.8 billion for the year ended December 28, 2013, compared to $1.7 billion for the prior year. The increase in net sales was primarily due to the acquisition of certain assets of National Envelope in the third quarter, as National Envelope was not included in our 2012 results, as well as organic growth within our envelope and label and packaging segments, partially offset by a decline in sales in our print operations as a result of lower demand and pricing pressures.

Operating loss was $15.7 million for the three months ended December 28, 2013, compared to operating income of $31.7 million for the same period last year. The decrease in operating income was primarily due to a $33.4 million impairment charge related to the retirement of certain trade names, lower sales from our print operations, and higher input costs within several of our segments. Non-GAAP operating income was $31.6 million for the three months ended December 28, 2013, compared to $39.3 million for the same period last year. For the year ended December 28, 2013, operating income was $29.4 million, compared to $101.2 million for the prior year. The decrease in operating income was primarily due to a $33.4 million impairment charge related to the retirement of certain trade names, lower sales from our print operations and acquisition-related costs due to the acquisition of certain assets of National Envelope. These decreases were offset in part by higher gross margins in our envelope operations from volume increases. For the year ended

December 28, 2013, non-GAAP operating income was $101.1 million, compared to $140.8 million for the prior year. Non-GAAP operating income excludes integration, acquisition and other charges, stock-based compensation provision, restructuring and other charges and impairment of intangible assets. A reconciliation of operating (loss) income to non-GAAP operating income is presented in the attached tables.

For the three months ended December 28, 2013, the Company had a loss from continuing operations of $59.5 million, or $0.90 per share, compared to a loss of $57.4 million, or $0.90 per share for the same period last year. Non-GAAP income from continuing operations was $9.3 million, or $0.11 per share, for the three months ended December 28, 2013, as compared to $11.8 million, or $0.14 per share, for the same period last year. For the year ended December 28, 2013, the Company had a loss from continuing operations of $85.5 million, or $1.32 per share, compared to $80.5 million, or $1.27 per share for the same period last year. For the year ended December 28, 2013, non-GAAP loss from continuing operations was $6.2 million, or $0.10 per share, as compared to non-GAAP income of $29.1 million, or $0.37 per share, for the same period last year. Non-GAAP (loss) income from continuing operations excludes integration, acquisition and other related charges, stock-based compensation provision, restructuring and other charges, impairment of intangible assets, gain on bargain purchase, loss on early extinguishment of debt, net, an adjustment to income taxes to reflect an estimated cash tax rate, and an adjustment for interest expense related to the 7% convertible notes ("7% Notes"), net of taxes. A reconciliation of loss from continuing operations to non-GAAP income (loss) from continuing operations is presented in the attached tables.

Adjusted EBITDA for the three months ended December 28, 2013 was $52.1 million, compared to Adjusted EBITDA of $55.3 million for the same period last year. Adjusted EBITDA for the year ended December 28, 2013, was $167.2 million, compared to $202.7 million, for the same period last year. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, integration, acquisition and other related charges, stock-based compensation provision, restructuring and other charges, impairment of intangible assets, gain on bargain purchase, loss (gain) on early extinguishment of debt, net and income from discontinued operations, net of taxes. A reconciliation of net loss to Adjusted EBITDA is presented in the attached tables.

Robert G. Burton, Sr., Chairman and Chief Executive Officer stated:
“We are very pleased with our fourth quarter performance and the continuation of the positive operational trends we experienced for the past couple of quarters. In the fourth quarter, we delivered 3.5% organic revenue growth from both our envelope and label and packaging segments. Direct mail continued to perform well as we saw strong growth in credit card mailings during the quarter. Recent leadership changes and selected capital investments are showing results in our print and label and packaging operations. The integration of National Envelope continues to progress well and remains on track with our expectations, as many cost actions have been implemented to date and we are relatively complete with the anticipated working capital build associated with the transaction.”

Mr. Burton concluded:
“I am very excited about our prospects for 2014 given the momentum in our business and the strength of our current team. We spent the majority of last year re-focusing and building our operations for the future and in 2014 we expect to begin to see the positive results of our efforts. Between the continued investment in capital and technology across our platform, the acquisition of certain assets of National Envelope and related investment of working capital, we have a strong foundation for success in 2014 and beyond.”

Conference Call:
Cenveo will host a conference call tomorrow, Thursday, February 27, 2014 at 10:00 a.m. Eastern Time. The conference call will be available via webcast, which can be accessed via the Internet at www.cenveo.com.

Cenveo, Inc. and Subsidiaries Consolidated Statements of Operations and Comprehensive Income (Loss) (in thousands, except per share data)
	For The Three Months Ended		For The Years Ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012
Net sales	$509,873	$437,700	$1,777,808	$1,738,293
Cost of sales	429,539	354,028	1,485,931	1,417,147
Selling, general and administrative expenses	57,302	45,062	206,085	182,980
Amortization of intangible assets	2,489	2,426	9,962	9,881
Restructuring and other charges	2,857	4,534	13,100	27,100
Impairment of intangible assets	33,367	—	33,367	—
Operating (loss) income	(15,681)	31,650	29,363	101,185
Gain on bargain purchase	—	—	(17,262)	—
Interest expense, net	27,256	29,181	112,677	114,755
Loss on early extinguishment of debt, net	1,884	1,048	11,324	12,487
Other income, net	(4,202)	(922)	(5,602)	(1,249)
(Loss) income from continuing operations before income taxes	(40,619)	2,343	(71,774)	(24,808)
Income tax expense	18,849	59,732	13,753	55,720
Loss from continuing operations	(59,468)	(57,389)	(85,527)	(80,528)
Income from discontinued operations, net of taxes	1,791	646	16,741	641
Net loss	(57,677)	(56,743)	(68,786)	(79,887)
Other comprehensive income (loss):
Pension liability adjustment, net of taxes	31,430	(7,986)	31,430	(7,986)
Currency translation adjustment	(1,390)	(989)	(4,529)	665
Comprehensive loss	$(27,637)	$(65,718)	$(41,885)	$(87,208)

(Loss) income per share – basic:
Continuing operations	$(0.90)	$(0.90)	$(1.32)	$(1.27)
Discontinued operations	0.03	0.01	0.25	0.01
Net loss	$(0.87)	$(0.89)	$(1.07)	$(1.26)

(Loss) income per share – diluted:
Continuing operations	$(0.90)	$(0.90)	$(1.32)	$(1.27)
Discontinued operations	0.03	0.01	0.25	0.01
Net loss	$(0.87)	$(0.89)	$(1.07)	$(1.26)

Weighted average shares outstanding:
Basic	66,209	63,762	64,576	63,567
Diluted	66,209	63,762	64,576	63,567

Cenveo, Inc. and Subsidiaries Consolidated Statements of Cash Flows (in thousands)

	For The Years Ended
	2013	2012
Cash flows from operating activities:
Net loss	$(68,786)	$(79,887)
Adjustments to reconcile net loss to net cash provided by operating activities:
(Gain) loss on sale of discontinued operations, net of taxes	(14,933)	6,260
Income from discontinued operations, net of taxes	(1,808)	(6,901)
Depreciation	50,534	50,777
Amortization of intangible assets	9,962	9,881
Non-cash interest expense, net	10,289	8,263
Deferred income taxes	(28,672)	(1,948)
Non-cash taxes	40,562	56,500
Gain on bargain purchase	(17,262)	—
Gain on sale of assets	(120)	(2,782)
Non-cash restructuring and other charges, net	2,622	11,226
Impairment of intangible assets	33,367	—
Loss on early extinguishment of debt, net	11,324	12,487
Provisions for bad debts	4,392	2,024
Provisions for inventory obsolescence	6,523	3,588
Stock-based compensation provision	3,739	5,333
Gain on insurance claim	(2,670)	—
Changes in operating assets and liabilities, excluding the effects of acquired businesses:
Accounts receivable	(31,686)	26,594
Inventories	(40,622)	(617)
Accounts payable and accrued compensation and related liabilities	69,848	(13,291)
Other working capital changes	4,047	(29,050)
Other, net	(18,335)	(15,613)
Net cash provided by operating activities of continuing operations	22,315	42,844
Net cash provided by operating activities of discontinued operations	5,878	9,221
Net cash provided by operating activities	28,193	52,065
Cash flows from investing activities:
Cost of business acquisitions, net of cash acquired	(33,166)	(644)
Capital expenditures	(29,235)	(20,563)
Purchase of investment	(1,650)	(350)
Proceeds from insurance claim	3,036	—
Proceeds from sale of property, plant and equipment	8,304	7,978
Proceeds from sale of intangible asset	—	5,700
Net cash used in investing activities of continuing operations	(52,711)	(7,879)
Net cash provided by investing activities of discontinued operations	45,214	39,533
Net cash (used in) provided by investing activities	(7,497)	31,654
Cash flows from financing activities:
Repayment of 10.5% senior notes	—	(169,875)
Repayment of 7.875% senior subordinated notes	(67,848)	(214,831)
(Repayment) borrowing of Term Loan B due 2016	(388,205)	31,844
Repayment of 8.375% senior subordinated notes	—	(24,787)
Payment of financing related costs and expenses and debt issuance discounts	(15,570)	(37,836)
Repayments of other long-term debt	(7,365)	(4,846)
Purchase and retirement of common stock upon vesting of RSUs	(660)	(735)
Proceeds from issuance of 11.5% senior notes	—	225,000
Proceeds from issuance of 7% senior exchangeable notes	—	86,250
(Repayment) borrowings under Revolving Credit Facility, net	(18,000)	18,000
Proceeds from issuance of 15% Unsecured Term Loan due 2017	50,000	—
Repayment of 15% Unsecured Term Loan due 2017	(40,000)	—
Proceeds from exercise of stock options	98	—
Repayment of Term Loan Facility due 2017	(30,900)	—
Proceeds from issuance of Term Loan Facility due 2017	360,000	—
Borrowings under ABL Facility due 2017	699,200	—
Repayments under ABL Facility due 2017	(577,800)	—
Proceeds from equipment loan	20,000	—
Repayments of equipment loan	(500)	—
Net cash used in financing activities of continuing operations	(17,550)	(91,816)
Net cash used in financing activities of discontinued operations	—	(1,652)
Net cash used in financing activities	(17,550)	(93,468)
Effect of exchange rate changes on cash and cash equivalents	73	106
Net increase (decrease) in cash and cash equivalents	3,219	(9,643)
Cash and cash equivalents at beginning of period	8,110	17,753
Cash and cash equivalents at end of period	$11,329	$8,110

Cenveo, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands)

	2013	2012

Assets
Current assets:
Cash and cash equivalents	$11,329	$8,110
Accounts receivable, net	281,586	254,389
Inventories	161,565	127,235
Prepaid and other current assets	55,353	67,964
Assets of discontinued operations - current	132	11,265
Total current assets	509,965	468,963

Property, plant and equipment, net	304,907	279,078
Goodwill	186,436	187,415
Other intangible assets, net	168,749	205,199
Other assets, net	43,614	44,632
Assets of discontinued operations - long-term	33	15,268
Total assets	$1,213,704	$1,200,555
Liabilities and Shareholders’ Deficit
Current liabilities:
Current maturities of long-term debt	$9,174	$11,748
Accounts payable	244,228	179,850
Accrued compensation and related liabilities	32,139	24,678
Other current liabilities	81,198	77,367
Liabilities of discontinued operations - current	2,013	6,591
Total current liabilities	368,752	300,234

Long-term debt	1,176,351	1,171,870
Other liabilities	165,581	191,885
Liabilities of discontinued operations - long-term	—	880
Commitments and contingencies
Shareholders’ deficit:
Preferred stock, $0.01 par value; 25 shares authorized, no shares issued	—	—
Common stock, $0.01 par value; 100,000 shares authorized, 66,265 and 63,762 shares issued and outstanding as of the years ended 2013 and 2012, respectively	663	638
Paid-in capital	364,177	354,983
Retained deficit	(821,520)	(752,734)
Accumulated other comprehensive loss	(40,300)	(67,201)
Total shareholders’ deficit	(496,980)	(464,314)
Total liabilities and shareholders’ deficit	$1,213,704	$1,200,555

Cenveo, Inc. and Subsidiaries Reconciliation of Operating (Loss) Income to Non-GAAP Operating Income (in thousands) (Unaudited)
	For The Three Months Ended		For The Years Ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012

Operating (loss) income	$(15,681)	$31,650	$29,363	$101,185
Integration, acquisition and other charges	10,242	2,224	21,571	7,219
Stock-based compensation provision	860	888	3,739	5,333
Restructuring and other charges	2,857	4,534	13,100	27,100
Impairment of intangible assets	33,367	—	33,367	—
Non-GAAP operating income	$31,645	$39,296	$101,140	$140,837

Cenveo, Inc. and Subsidiaries
Reconciliation of Loss from Continuing Operations to Non-GAAP Income (Loss) from Continuing Operations and Related Per Share Data
(in thousands, except per share data)
(Unaudited)

	For The Three Months Ended		For The Years Ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012

Loss from continuing operations	$(59,468)	$(57,389)	$(85,527)	$(80,528)
Integration, acquisition and other charges	10,242	2,224	21,571	7,219
Stock-based compensation provision	860	888	3,739	5,333
Restructuring and other charges	2,857	4,534	13,100	27,100
Impairment of intangible assets	33,367	—	33,367	—
Gain on bargain purchase	—	—	(17,262)	—
Loss on early extinguishment of debt, net	1,884	1,048	11,324	12,487
Income tax expense	18,550	59,487	13,439	54,353
Interest expense on 7% Notes, net of taxes	1,020	1,020	—	3,093
Non-GAAP income (loss) from continuing operations	$9,312	$11,812	$(6,249)	$29,057

Income (loss) per share – diluted:
Continuing operations	$(0.67)	$(0.67)	$(1.32)	$(1.01)
Integration, acquisition and other charges	0.12	0.03	0.33	0.09
Stock-based compensation provision	0.01	0.01	0.06	0.07
Restructuring and other charges	0.03	0.05	0.20	0.34
Impairment of intangible assets	0.38	—	0.52	—
Gain on bargain purchase	—	—	(0.27)	—
Loss on early extinguishment of debt, net	0.02	0.01	0.18	0.16
Income tax expense	0.21	0.70	0.20	0.68
Interest expense on 7% Notes, net of taxes	0.01	0.01	—	0.04
Non-GAAP income (loss) from continuing operations	$0.11	$0.14	$(0.10)	$0.37

Weighted average shares—diluted	88,320	84,665	64,576	79,382

Cenveo, Inc. and Subsidiaries Reconciliation of Net Loss to Adjusted EBITDA (in thousands) (Unaudited)
	For The Three Months Ended		For The Years Ended
	December 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012

Net loss	$(57,677)	$(56,743)	$(68,786)	$(79,887)
Interest expense, net	27,256	29,181	112,677	114,755
Income tax expense	18,849	59,732	13,753	55,720
Depreciation	13,723	12,705	50,534	50,777
Amortization of intangible assets	2,489	2,426	9,962	9,881
Impairment of intangible assets	33,367	—	33,367	—
Integration, acquisition and other charges	10,242	2,224	21,571	7,219
Stock-based compensation provision	860	888	3,739	5,333
Restructuring and other charges	2,857	4,534	13,100	27,100
Gain on bargain purchase	—	—	(17,262)	—
Loss on early extinguishment of debt, net	1,884	1,048	11,324	12,487
Income from discontinued operations, net of taxes	(1,791)	(646)	(16,741)	(641)
Adjusted EBITDA, as defined	$52,059	$55,349	$167,238	$202,744

###

In addition to results presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”), we use certain non-GAAP financial measures, including Adjusted EBITDA, non-GAAP income (loss) from continuing operations, non-GAAP operating income, non-GAAP operating income margin, and adjusted free cash flow. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, integration, acquisition and other charges, stock-based compensation provision, impairment of intangible assets, restructuring and other charges, gain on bargain purchase, loss on early extinguishment of debt, net and income from discontinued operations, net of taxes. Non-GAAP operating income is defined as operating (loss) income excluding integration, acquisition and other charges, stock-based compensation provision, impairment of intangible assets, and restructuring and other charges. Non-GAAP operating income margin is calculated by dividing non-GAAP operating income into net sales. Non-GAAP income (loss) from continuing operations excludes integration, acquisition and other charges, stock-based compensation provision, impairment of intangible assets, restructuring and other charges, gain on bargain purchase, loss on early extinguishment of debt, net, and adjustment to income taxes to reflect an estimated cash tax rate and an adjustment for interest expense related to the 7% Notes. Adjusted free cash flow is defined as Adjusted EBITDA less cash interest, cash taxes, and capital expenditures, net of proceeds from plant, property and equipment. These are non-GAAP financial measures, as defined herein, and should be read in conjunction with GAAP financial measures. A reconciliation of loss from continuing operations to non-GAAP income (loss) from continuing operations and operating (loss) income to non-GAAP operating income is presented in the attached tables. These non-GAAP financial measures are not presented as an alternative to cash flows from continuing operations, as a measure of our liquidity or as an alternative to reported net loss as an indicator of our operating performance. The non-GAAP financial measures as used herein may not be comparable to similarly titled measures reported by competitors.

We believe the use of Adjusted EBITDA, non-GAAP income (loss) from continuing operations, non-GAAP operating income, non-GAAP operating income margin and adjusted free cash flow along with GAAP financial measures enhances the understanding of our operating results and may be useful to investors in comparing our operating performance with that of our competitors and estimating our enterprise value. Adjusted EBITDA is also a useful tool in evaluating the core operating results of the Company given the significant variation that can result from, for example, the timing of capital expenditures, the amount of intangible assets recorded or the differences in assets’ lives. We also use Adjusted EBITDA internally to evaluate the operating performance of our segments, to allocate resources and capital to such segments, to measure performance for incentive compensation programs, and to evaluate future growth opportunities. The non-GAAP financial measures included in this press release are reconciled to their most directly comparable GAAP financial measures in the tables included herein.

Cenveo (NYSE: CVO), headquartered in Stamford, Connecticut, is a leading global provider of print and related resources, offering world-class solutions in the areas of custom boxes, custom labels, shrink sleeve labels, envelopes, commercial print, content management and publisher solutions. The company provides a one-stop offering through services ranging from design and content management to fulfillment and distribution. With a worldwide distribution platform, we pride ourselves on delivering quality solutions and service every day for our more than 100,000 customers. For more information please visit us at www.cenveo.com.
________________________
Statements made in this release, other than those concerning historical financial information, may be considered “forward-looking statements,” which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. In view of such uncertainties, investors should not place undue reliance on our forward-looking statements. Such statements speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results to differ materially from management’s expectations include, without limitation: (i) the recent United States and global economic conditions, which have adversely affected us and could continue to do so; (ii) our substantial level of indebtedness, which could impair our financial condition and prevent us from fulfilling our business obligations; (iii) our ability to service or refinance our debt; (iv) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (v) additional borrowings that are available to us could further exacerbate our risk exposure from debt; (vi) our ability to successfully integrate acquired businesses into our business; (vii) a decline of our consolidated profitability or profitability within one of our individual reporting units could result in the impairment of our assets, including goodwill and other long-lived assets; (viii) intense competition and fragmentation in our industry; (ix) the general absence of long-term customer agreements in our industry, subjecting our business to quarterly and cyclical fluctuations; (x) factors affecting the United States postal services impacting demand for our products; (xi) the availability of the internet and other electronic media may adversely affect our business; (xii) increases in paper costs and decreases in the availability of raw materials; (xiii) our labor relations; (xiv) our compliance with environmental laws; (xv) our dependence on key management personnel; and (xvi) our dependence upon information technology systems. This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact our business. Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at www.cenveo.com.

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.